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                                                                 Exhibit 10.27

                       THIRD AMENDMENT TO CREDIT AGREEMENT

          THIS THIRD AMENDMENT dated as of this 14th day of January, 1997, by and between NEW WEST EYEWORKS, INC., a Delaware corporation ("Borrower"), and U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION ("Bank") amend that certain Credit Agreement dated June 10, 1996 as amended on September 16, 1996 and on October 24, 1996, by and between the parties ("Agreement").

          WHEREAS, the parties wish to amend the Agreement as provided herein.

          For mutual consideration, the parties agree as follows:

         A. Lease Financing. Section 5.17 of the Agreement is hereby stricken.

         B. Tangible Net Worth. Section 6.15 of the Agreement is hereby stricken and replaced with the following:

          6.15 Tangible Net Worth. Permit Tangible Net Worth to less than $1,500,000 as of June 29, 1996, $1,900,000 as of September 28, 1996,
          $1,850,000 as of December 28, 1996, and $2,200,000 as of March 29,
          1997 and as of the last day of each fiscal quarter of Borrower thereafter.

          C. Capital Ratio. Section 6.16 of the Agreement is hereby stricken and replaced with the following:

          6.16 Capital Ratio. Permit the Capital Ratio to be greater than 5.75:1.00 as of June 29, 1996, 5.50:1.00 as of September 28, 1996,
          6.00:1.00 as of December 28, 1996, and 4.50:1.00 as of March 29, 1997,
          and as of the last day of each fiscal quarter of Borrower thereafter.

          D. Working Capital. Section 6.18 of the Agreement is hereby stricken and replaced with the following:

          6.18 Working Capital. Permit Working Capital to be less than negative $2,400,000 as of the last day of each fiscal quarter of Borrower through September 30, 1996, less than negative $2,900,000 as of December 28, 1996, less than negative $2,900,000 as of December 28, 1996, and less than negative $2,400,000 as of March 29, 1997, and as of the last day of each fiscal quarter thereafter.

          E. Repayment of Promissory Note. Section 6.20 is hereby added to the Agreement under Article VI, Negative Covenants:

          6.20 Repayment of Promissory Note. Repay the principal of that certain




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          promissory note dated December 24, 1996 and payable to The Second
          National Bank of Warren while the Loan is outstanding; except with the proceeds of the proposed public offering of the Borrower's common stock.

          F. Waiver of Covenant Violations. Bank hereby waives compliance with
Section 6.12 of the Agreement to permit Borrower to amend its Certificate of Incorporation to increase its authorized common stock upon the approval of the stockholders of the Borrower. Bank further waives compliance with Section 6.17 of the Agreement for the fiscal year period ending December 28, 1996. Bank also waives compliance with Section 7.12 of the Agreement for the period through January 31, 1997. The foregoing waiver shall not preclude the exercise of any other right, power, or privilege under the Agreement. Further, the foregoing waiver shall not constitute a waiver of Bank's right to declare a subsequent similar failure or event to be a Default under the Agreement.

          G. Fee. Concurrently with the execution of this Third Amendment, Borrower shall pay Bank a nonrefundable fee in the amount of Five Thousand and no/100 Dollars ($5,000.00).

          H. Other Terms. Except as specifically amended by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect, and are hereby ratified and affirmed. Defined terms in the Agreement shall have the same meanings herein. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by themselves or by their respective officers or agents thereunto duly authorized.

Borrower:                                        Bank:
NEW WEST EYEWORKS, INC.                          U.S. BANK OF WASHINGTON,
                                                 NATIONAL ASSOCIATION

By   /s/ Darius J. DiTallo                       By  /s/ Jason R. Gill
     ----------------------------                    ----------------------
     Darius J. DiTallo                               Jason R. Gill
     Vice President Finance and                      Assistant Vice President
     Administration

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